                                                                     EXHIBIT 4.2



                                iPHOTONICS, INC.
                           2000 NON-EMPLOYEE DIRECTOR
                              STOCK INCENTIVE PLAN


SECTION 1.     PURPOSE

        The purpose of the iPhotonics, Inc. 2000 Non-Employee Director Stock Incentive Plan (the "Plan") is to attract and retain the services of qualified persons who are not employees of iPhotonics, Inc. 2000 (the "Corporation") to serve as members of the Board of Directors and to secure for the Corporation the benefits of the incentives inherent in increased equity ownership by Non-Employee Directors, by granting to such persons incentives in the form of equity ownership or monetary payments based on the value of the equity of the Corporation on the terms and conditions set forth herein.

SECTION 2.     DEFINITIONS

        As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

               (a) "Affiliate" shall mean any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

               (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit granted under the Plan.

               (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

               (d) "Board of Directors" shall mean the Board of Directors of the Corporation.

               (e) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

               (f) "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee initially shall be composed of the Board of Directors and, at such time as the Board of Directors shall have been expanded the Committee shall be composed of two or more directors none of whose members shall be Non-Employee Directors.

               (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (h) "Fair Market Value" shall mean the average of the highest and lowest selling prices of the Shares as reported on the NASDAQ National Market or such national securities exchange as may be designated by the Committee or, in the event that the Shares are not listed for trading on a national securities exchange or the NASDAQ National Market, the average of the highest and lowest quoted bid prices of the

Shares as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not listed on NASDAQ, the fair market value of the Shares as determined in good faith by the Board of Directors or the Committee, in any such case as of the valuation date.

               (i) "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Corporation or any of its subsidiaries and who otherwise satisfies the requirements of Rule 16B-3 promulgated under the Exchange Act.

               (j) "Option" shall mean an option to purchase Shares awarded to a Non-Employee Director pursuant to the Plan.

               (k) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

               (l) "Released Securities" shall mean Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

               (m) "Restricted Stock" shall mean any Shares granted and issued under SECTION 7(b) of the Plan.

               (n) "Restricted Stock Unit" shall mean any Award granted under
SECTION 7(b) of the Plan that is denominated in Shares.

               (o) "Restriction Period" shall mean, with respect to Restricted Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to SECTION 7(b) of the Plan.

               (p) "Retirement" shall mean a Non-Employee Director ceasing to be a member of the Board of Directors as a result of retirement from the Board of Directors in accordance with the retirement policy then applicable to members of the Board of Directors.

               (q) "Shares" or "Common Stock" shall mean shares of the Class B Common Stock of the Corporation and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

SECTION 3.     EFFECTIVE DATE

               (a) EFFECTIVE DATE. The Plan shall be effective as of APRIL 14, 2000.

               (b) TERMINATION. No Award shall be granted under the Plan after APRIL 1, 2010; provided, however, that any Award granted on or before APRIL 1, 2010 may extend beyond such date unless expressly provided otherwise herein or in the applicable Award Agreement; provided further, to the extent set forth in
SECTION 8 hereof, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award or to waive any conditions or restrictions with respect to any Award, and the authority of the Board of Directors to amend the Plan, shall extend beyond such date.




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

SECTION 4.     ADMINISTRATION

               (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

                   (i) select Non-Employee Directors;

                   (ii) determine the types of Awards to be granted to each Non-Employee Director under the Plan;

                   (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

                   (iv) determine the terms and conditions of any Award;

                   (v) determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

                   (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

                   (vii) interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

                   (viii) establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

                   (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

               Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Corporation, any Affiliate, any Non-Employee Director, any holder of any Award, any equity owner of the Corporation or any Affiliate.

               (b) No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Charter and Bylaws, as amended from time to time.

SECTION 5.     GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

               (a) The Committee may, from time to time, grant Awards to one or more Non-Employee Directors, provided, however, that:

                   (i) subject to any adjustment pursuant to SECTION 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 750,000; provided, however, such number shall be reduced by the number of Shares granted from time to time under the iPhotonics, Inc. 2000 Employee Stock Incentive Plan;

                   (ii) to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited, or if an Award otherwise terminates, expires or is canceled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall be available for granting of Awards under the Plan;

                   (iii) Shares which have been issued, or any other shares of the capital stock of the Corporation which a Non-Employee Director tenders to the Corporation in satisfaction of the exercise price of any Award shall be available for granting of Awards under the Plan;

                   (iv) notwithstanding anything herein to the contrary, the Committee may limit the application of SECTIONS 5(ii) AND 5(iii) in any manner that it considers necessary or appropriate to ensure that the Plan complies with the requirements of Rule 16b-3 under the Exchange Act or any successor provision; and

                   (v) notwithstanding anything herein to the contrary, any Shares ceasing to be subject to an Award due to the exercise of an Award or expiration of a Restriction Period shall no longer be available for granting of Awards under the Plan.

               (b) For purpose of this SECTION 5:

                   (i) if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting of Awards under the Plan; and

                   (ii) if an Award is not denominated in Shares, the number of Shares shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

               (c) Any Shares delivered by the Corporation pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 6. ELIGIBILITY. Awards pursuant to the Plan shall be granted only to Non-Employee Directors.




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

SECTION 7.     AWARDS

               (a) OPTIONS. The Committee is hereby authorized to grant Options to Non-Employee Directors with such additional terms and conditions, in any case not inconsistent with the provisions of the Plan, as the Committee shall determine.

                   (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee.

                   (ii) OPTION TERM. The term of each Option shall be fixed by the Committee.

                   (iii) EXERCISABILITY AND METHOD OF EXERCISE. Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option. The Committee also shall determine the method or methods by which, and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

                   (iv) NON-QUALIFIED STATUS OF OPTIONS. Options awarded under the Plan are not intended to qualify, and shall not be treated, as an "incentive stock option" within the meaning of the Internal Revenue Code of 1986, as amended.

               (b) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

                   (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

                   (ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be issued in the name of the Non-Employee Director without payment of consideration, and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Different Restricted Stock or Restricted Stock Unit Awards may, among other things, have different Restriction Periods.

                   (iii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein. Such




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

Shares shall be delivered in accordance with the terms and conditions of such Participant's Award Agreement.

               (c) OTHER STOCK OR STOCK-BASED AWARDS. An Award other than as described in (a) through (c) above may be granted pursuant to which Shares are, or in the future may be acquired, or which is valued or determined in whole or in part by reference to, or otherwise based upon, Shares.

               (d) TERMINATION OF SERVICE. The Agreement relating to an Award will set forth provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Non-Employee Director's service as a Director of the Corporation.

               (e) ELECTION TO RECOGNIZE INCOME. If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Corporation within 10 days of the making of such election.

               (f) GENERAL.

                   (i) AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as shall have been approved by the Committee.

                   (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Corporation or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Corporation or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                   (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or any Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with the rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

                   (iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), except as otherwise provided by the Committee in its discretion, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA (or, in the case of an Award of Restricted Stock, to the Corporation); provided, however, that, if so determined by the Committee, a Non-Employee Director may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Non-Employee Director, and to receive any property distributable with respect to any Award upon the death of the Non-Employee Director. Each Award, and each right under any Award, shall be exercisable, during the Non Employee Director's lifetime, only by the

Non-Employee Director or, if permissible under applicable law, by the Non-Employee Director's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

                   (v) TERM OF AWARDS. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

                   (vi) SHARE CERTIFICATES AND REPRESENTATION BY NON-EMPLOYEE Directors. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions. The Committee may require each Non-Employee Director or other Person who acquires Shares or other securities under the Plan to represent to the Corporation in writing that such Non-Employee Director or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

SECTION 8.     AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

               (a) AMENDMENTS TO THE PLAN. The Committee may, at any time or from time to time, amend, alter, suspend, discontinue or terminate the Plan in whole or in part; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this SECTION 8) adversely affect the rights of any Non-Employee Director under any Award granted and then outstanding under the Plan, without the consent of the respective Non-Employee Director; provided further, however, that any amendment which under the requirements of applicable law or stock exchange or NASDAQ rule or policy must be approved by the stockholders of the Corporation shall not be effective unless and until such stockholder approval has been obtained in compliance with such law. No termination or amendment of the Plan may, without the consent of the Non-Employee Director to whom an Award has been granted, adversely affect the rights of such Non-Employee Director under such Award.

               (b) CERTAIN ADJUSTMENTS OF AWARDS.

                   (i) In the event the Corporation or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or business entity, the Committee may make such adjustments in the terms of Awards, not inconsistent with the terms of the Plan, as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan, as so adjusted.

                   (ii) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase

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Shares or other securities of the Corporation, or other similar corporate transaction, change in applicable laws, regulations or financial accounting principles or other event affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under the Plan; (B) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (C) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award provided however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. The foregoing adjustments shall be determined by the Committee in its sole discretion.

               (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.     GENERAL PROVISIONS

               (a) NO RIGHTS TO AWARDS. No Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Non Employee Director.

               (b) TAX WITHHOLDING. The Corporation shall have the right, prior to the delivery of any certificates evidencing shares of Common Stock as Awards or to be issued upon full or partial exercise of an Option, to require a Non-Employee Director to remit to the Corporation any amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Corporation may permit the Non-Employee Director to satisfy, in whole or in part, such obligation to remit taxes, by directing the Corporation to withhold shares of Common Stock that would otherwise be received by the Non-Employee Director, pursuant to such rules as the Committee may establish from time to time. The Corporation shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option, any Federal, state or local taxes required to be withheld with respect to such payments.

               (c) ACCELERATION. Except as otherwise provided hereunder, the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be exercised. With respect to Restricted Stock, in the event of a public tender offer for all or any portion of the Shares of the Corporation, or in the event that any proposal to merge or consolidate the Corporation with another entity is submitted to the stockholders of the Corporation for a vote, the Committee, in its sole discretion, may shorten or eliminate the Restriction Period consistent with the best interests of the Corporation.

               (d) NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any of its members for reelection by the Corporation's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.

               (e) UNFUNDED STATUS OF THE PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Corporation.

               (f) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Corporation may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

               (g) NO RESTRICTION ON RIGHT OF CORPORATION TO EFFECT CORPORATE CHANGES. The Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for the Shares, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (h) GOVERNING LAW. The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Maryland, exclusive of its conflicts of law provisions, and applicable Federal law.

               (i) SEVERABILITY. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

               (j) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

               (k) HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                    AMENDMENT
                                       TO
        iPHOTONICS, INC. 2000 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

        THIS AMENDMENT TO IPHOTONICS, INC. 2000 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN (this "Amendment") is made as of the 17th day of November, 2000, by the Board of Directors (the "Board") of iPHOTONICS, INC. (the "Corporation").

        WHEREAS, the Corporation adopted the iPhotonics 2000 Non-Employee Director Stock Incentive Plan on April 14, 2000 (collectively, the "Plan;" all capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Plan); and

        WHEREAS, on November 17, 2000, the Board approved a 3 for 1 stock dividend with respect to the Corporation's Common Stock (the "Stock Dividend"); and

        WHEREAS, the Plan gives the Board (which is serving as the "Committee" under the Plan) the authority to amend the Plan in the event of a dividend in accordance with Section 8(b)(ii) thereof; and

        WHEREAS, in accordance with its authority under the Plan, the Board has adjusted the stock options already outstanding to Participants to reflect the effect of the Stock Dividend, and similarly desires to increase the number of shares of the Corporation's Common Stock subject to Awards under the Plan;

        NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

        1. AMENDMENT TO THE PLAN. The Plan is amended as follows:

        By deleting Section 5(a)(i) and substituting the following in lieu thereof:

                   "(i) subject to any adjustment pursuant to SECTION 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 3,000,000; provided, however, such number shall be reduced by the number of Shares subject to Awards granted from time to time under the iPhotonics, Inc. 2000 Employee Stock Incentive Plan;"

        2. EFFECT OF AMENDMENT. This Amendment is intended to modify the provisions of the Plan. In the event that there is a conflict between the terms of the Amendment and the Plan, the parties intend that the provisions of this Amendment should govern their respective rights and obligations. Except as hereby amended, all other terms and conditions of the Plan remain unchanged and in full force and effect.



                         [SIGNATURES ON FOLLOWING PAGE]

        THE MEMBERS OF THE BOARD OF DIRECTORS have approved this Amendment as of the day and year first above written.


                                        ---------------------------------
                                        Anthony Hitschler


                                        ---------------------------------
                                        Susan L.Trumbule


                                        ---------------------------------
                                        Peter Nagy


                                        ---------------------------------
                                        Alec Cutler


                                        ---------------------------------
                                        Spencer Punter




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